                         ------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                            EVERGREEN RESOURCES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           COLORADO                                         84-0834147
-------------------------------                       ----------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation of organization)                       Identification Number)

                          1401 17TH STREET, SUITE 1200
                             DENVER, COLORADO 80202
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                            EVERGREEN RESOURCES, INC.
                            INITIAL STOCK OPTION PLAN
                            (Full title of the plan)
                           --------------------------

                                 Mark S. Sexton
                             Chief Executive Officer
                            Evergreen Resources, Inc.
                          1401 17th Street, Suite 1200
                             Denver, Colorado 80202
                                 (303) 298-8100
             ------------------------------------------------------
            (Name, address and telephone number, including area code,
                              of agent for service)


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                            PROPOSED                    PROPOSED
TITLE OF                                    MAXIMUM                      MAXIMUM
SECURITIES             AMOUNT               OFFERING                    AGGREGATE               AMOUNT OF
TO BE                  TO BE                PRICE                       OFFERING                REGISTRATION
REGISTERED             REGISTERED           PER SHARE (1)                PRICE   (1)            FEE         (1)
----------             -----------          --------------              -------------           -----------------
Common Stock,
no par value           500,000 shares          $16.1875 per share         $8,093,750                 $2136.75
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h)(1), based on the option price for shares available for issuance upon exercise of options granted under the Evergreen Resources, Inc. Initial Stock Option Plan and the average of the high ($16.50) and low ($15.875) sale prices of the Company's common stock on December 14, 1999, as reported on the Nasdaq National Market with respect to shares available for issuance upon the future grant of options under the Evergreen Resources, Inc. Initial Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Evergreen Resources, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

                   (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

                  (c) The Company's Amendment to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1999;

                  (d) The Company's Current Reports on Form 8-K filed with the Commission on May 28, 1999 and June 18, 1999 (amended on
         Form 8-K/A filed on June 21, 1999);

                  (e) The description of the common stock that is contained in the Company's registration statement on Form 8-A filed with the Commission on or about December 21, 1981, including any amendment or report filed for the purposes of updating the description;

                  (f) The description of the Company's Shareholders Rights Agreement that is contained in the Company's registration statement on Form 8-A filed with the Commission on July 7, 1997; and

                  (g) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year referred to in (a) above.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the securities offered hereby has been passed upon by the law firm of Berenbaum, Weinshienk & Eason, P.C.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 7-108-402 of the Colorado Business Corporation Act (the "Act") provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in
Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. The Company's articles of incorporation contain a provision eliminating liability as permitted by the statute. The Company's articles of incorporation further provide that directors and officers of the Company will not be held personally liable for any injury to persons or property caused by the wrongful act of any employee of the Company unless either (i) the director or officer was personally involved in the situation leading to litigation or (ii) the director or officer committed a criminal offense in connection with such litigation.

                  Section 7-109-103 of the Act provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director") or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. The Company's articles of incorporation do not contain any such limitation.

                  Section 7-109-102 of the Act provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The Company's articles of incorporation and its bylaws provide for such indemnification. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

                  Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. The Company's articles of incorporation and bylaws provide for indemnification of officers, employees and agents of the Company to the same extent as its directors.

                  The Company's articles of incorporation and bylaws permit the Company to pay expenses incurred in defending a Proceeding in advance of the final disposition of the Proceeding if the person undertakes to repay the amount unless it is ultimately determined that he is entitled to such expenses.

                  The Company's articles of incorporation also provide that the Company may purchase and maintain insurance covering any person serving on behalf of, or at the request of, the Company against any liability incurred by him in such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability. The Company has obtained a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

                  In addition, the Plan provides that each person who serves as a member of the Board of Directors or Compensation Committee of the Board of the Company shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense imposed on or reasonably incurred by such person in connection with any claim, action, suit or proceeding to which such person may be a party or otherwise involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action related to the Plan.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The following exhibits are filed as a part of this Registration Statement:

        NUMBER          DESCRIPTION
        ------          -----------
        4.1             Articles of incorporation of the Company, as amended,
                        which are incorporated by reference to Exhibit 3.1 of
                        the Company's Registration Statement on Form S-1
                        (Commission File No. 33-273035), by reference to Exhibit
                        I of the Company's Current Report on Form 8-K dated
                        December 9, 1994, and by reference to Exhibit 3.1 to the
                        Company's Current Report on Form 8-K dated June 1, 1998.

        4.2 Bylaws of the Company, which are incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated June 1, 1998.

        4.3 Shareholders' Rights Agreement, which is incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated July 7, 1997.

        5               Opinion of Berenbaum, Weinshienk & Eason, P.C.

        23.1 Consent of Berenbaum, Weinshienk & Eason, P.C. (included in Exhibit 5)

        23.2            Consent of BDO Seidman, LLP

        23.3            Consent of Resource Services International, Inc.

        23.4            Consent of Netherland, Sewell & Associates, Inc.

        24 Power of Attorney of Directors and Officers of the Company (included in the signature page)

        99              Evergreen Resources, Inc. Initial Stock Option Plan

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, Evergreen Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 10th day of December, 1999.

                                     EVERGREEN RESOURCES, INC.

                                     By:    /s/ Mark S. Sexton
                                          -------------------------------------
                                          Mark S. Sexton
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each of the undersigned, being a director and/or officer of Evergreen Resources, Inc. (the "Company"), hereby nominates, constitutes and appoints Mark
S. Sexton and Kevin R. Collins, or any one of them severally, to be his or her true and lawful attorney-in-fact and agent and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, no par value, of the Company (the "Common Stock") in connection with the Evergreen Resources, Inc. Initial Stock Option Plan, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 1999.

            /s/ Mark S. Sexton                                           /s/ Kevin R. Collins
----------------------------------------------------        ----------------------------------------------------
Name:    Mark S. Sexton, President, Chief Executive         Name:    Kevin R. Collins, Vice President - Finance,
         Officer and Director (Principal Executive                   Chief Financial Officer and Treasurer
         Officer)                                                    (Principal Financial and Accounting Officer)


            /s/ Alain G. Blanchard                                       /s/ Dennis R. Carlton
----------------------------------------------------        ----------------------------------------------------
Name:    Alain G. Blanchard, Director                       Name:    Dennis R. Carlton, Director


            /s/ Larry D. Estridge                                        /s/ John J. Ryan III
----------------------------------------------------        ----------------------------------------------------
Name:    Larry D. Estridge, Director                        Name:    John J. Ryan III, Director


             /s/ Scott D. Sheffield
----------------------------------------------------
Name:    Scott D. Sheffield, Director

                                  EXHIBIT INDEX
                                       TO
                      REGISTRATION STATEMENT ON FORM S-8 OF
                            EVERGREEN RESOURCES, INC.

EXHIBIT NO.       DESCRIPTION
-----------       -----------
         4.1      Articles of incorporation of the Company, as amended, which are incorporated by reference to Exhibit 3.1 of the Company's
                  Registration Statement on Form S-1 (Commission File No.
                  33-273035), by reference to Exhibit I of the Company's Current
                  Report on Form 8-K dated December 9, 1994, and by reference to
                  Exhibit 3.1 to the Company's Current Report on Form 8-K dated
                  June 1, 1998.*

         4.2      Bylaws of the Company, which are incorporated by reference to
                  Exhibit 3.2 to the Company's Current Report on Form 8-K dated
                  June 1, 1998.*

         4.3 Shareholders' Rights Agreement, which is incorporated by reference to Exhibit 1 to the Company's Current Report on Form
                  8-K dated July 7, 1997.*

         5        Opinion of Berenbaum, Weinshienk & Eason, P.C.

         23.1     Consent of Berenbaum, Weinshienk & Eason, P.C. (included in
                  Exhibit 5)

         23.2     Consent of BDO Seidman, LLP

         23.3     Consent of Resource Services International, Inc.

         23.4     Consent of Netherland, Sewell & Associates, Inc.

         24       Power of Attorney of Directors and Officers of the Company
                  (included in the signature page)

         99       Evergreen Resources, Inc. Initial Stock Option Plan







--------------

*Incorporated by reference.